CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of the Trust for Credit Unions and to the use of our report dated October 28, 2022 on the financial statements and financial highlights of the Ultra-Short Duration Portfolio, Short Duration Portfolio, and Enhanced Income Intermediate Duration Credit Portfolio. Such financial statements and financial highlights appear in the 2022 Annual Reports to Shareholders which are incorporated by reference into the Prospectus and Statement of Additional Information.

                            TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
December 28, 2022

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our Firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of the Trust for Credit Unions regarding the Prospectus and Statement of Additional Information of Enhanced Income Credit Plus Equity Portfolio.

                            TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
December 28, 2022